Exhibit 99.1

AMERICREDIT REPORTS SECOND QUARTER OPERATING RESULTS

• 2nd quarter earnings of $64.6 million, $0.39 per share

• Loan originations increased to $1.12 billion

• FY05 earnings guidance updated

FORT WORTH, TEXAS January 24, 2005 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $64.6 million, or $0.39 per share, for its fiscal second quarter ended December 31, 2004. AmeriCredit reported net income of $47.2 million, or $0.29 per share, for the same period a year earlier. For the six months ended December 31, 2004, AmeriCredit reported net income of $133.4 million, or $0.80 per share, versus earnings of $80.5 million, or $0.50 per share, for the six months ended December 31, 2003. Earnings per share for all periods beginning with the December 2003 quarter were revised to reflect the retroactive application of EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share”.

Automobile loan purchases increased to $1.12 billion for the second quarter of fiscal year 2005, compared to $700.0 million in the December 2003 quarter. Loan purchases for the six months ended December 31, 2004, were $2.21 billion compared to $1.45 billion for the same period last year. Managed auto receivables totaled $11.11 billion at December 31, 2004.

Annualized net charge-offs totaled 7.0% of average managed auto receivables for the December 2004 quarter compared to 9.1% for the December 2003 quarter. Annualized net charge-offs for the six months ended December 31, 2004, were 6.6% compared to 8.3% for the same period last year. Effective for the quarter ended December 31, 2003, AmeriCredit revised its repossession charge-off policy to charge off accounts when the repossessed vehicles are legally available for sale rather than at the time repossessed automobiles are liquidated at auction. To implement the change, AmeriCredit incurred a one-time, cumulative adjustment to accelerate the timing of charge-offs, raising the managed portfolio annualized charge-off rate for the December 2003 quarter to 9.1%, from 7.3% of the managed portfolio under the old policy.

Managed auto receivables 31-to-60 days delinquent were 6.6% of the portfolio at December 31, 2004, compared to 7.5% at December 31, 2003. Accounts more than 60 days delinquent were 2.6% of the portfolio at December 31, 2004, compared to 2.9% at December 31, 2003.

Unrestricted cash totaled $487.8 million at December 31, 2004. During the quarter, the Company purchased $76.3 million of common stock under the Company’s August 2004 $100 million stock repurchase plan. Shareholders’ equity was $2.15 billion at December 31, 2004, resulting in a managed assets-to-equity ratio of 5.2 at December 31, 2004.

“The December quarter is historically a more-challenging time of year in our business. Yet loan volume was strong in the quarter and we finished the calendar year with good credit results,” said AmeriCredit Chairman and CEO Clifton Morris. “This positive momentum positions us well to deliver on our earnings forecast as we enter the second half of our fiscal year.”

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.

Net income and EPS forecasts

12 mos. ending 6/30/05
Net income ($ millions)
Previous	$230 - $250
New	$240 - $250

Earnings per share
Previous	$1.36 - $1.48
New	$1.42 - $1.48

The forecasts for fiscal year 2005 incorporate, but are not limited to, the following assumptions:

•	New loan volume of $4.5 to $5 billion — consistent with planned growth in new loan volume of 10 to 15 percent annually over time;

•	Operating expenses of 2.5 to 3 percent of the managed portfolio;

•	Managed portfolio-level credit losses to average between 5.5 and 6.5 percent overall for fiscal year 2005, but varying seasonally by quarter.

The forecasts for fiscal year 2005 earnings per share do not assume additional share repurchases.

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Time. For a live Internet broadcast of this conference call, please go to the Company’s web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent auto finance company. Using its branch network and strategic alliances with auto groups and banks, the Company purchases retail installment contracts entered into by auto dealers with consumers who are typically unable to obtain financing from traditional sources. AmeriCredit has approximately one million customers and $11 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the period ended June 30, 2004. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Revenue:
Finance charge income	$291,675	$225,014	$561,603	$436,786
Servicing income	40,372	47,959	99,729	116,951
Other income	12,720	8,511	23,391	15,992

	344,767	281,484	684,723	569,729

Costs and expenses:
Operating expenses	80,001	88,340	154,002	169,324
Provision for loan losses	100,197	61,356	198,913	125,599
Interest expense	61,976	56,287	119,492	145,031
Restructuring charges	105	(271)	611	468

	242,279	205,712	473,018	440,422

Income before income taxes	102,488	75,772	211,705	129,307

Income tax provision	37,921	28,604	78,331	48,814

Net income	$64,567	$47,168	$133,374	$80,493

Earnings per share:
Basic	$0.42	$0.30	$0.86	$0.51

Diluted	$0.39	$0.29	$0.80	$0.50

Weighted average shares	154,062,587	156,600,326	154,861,396	156,533,957

Weighted average shares and assumed incremental shares	168,617,089	164,436,702	169,486,045	160,640,355

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	December 31, 2004	June 30, 2004	December 31, 2003
Cash and cash equivalents	$487,831	$421,450	$524,765
Finance receivables, net	7,162,368	6,363,869	5,618,639
Interest-only receivables from Trusts	70,472	110,952	168,359
Investments in Trust receivables	373,895	528,345	644,979
Restricted cash – gain on sale Trusts	418,922	423,025	455,468
Restricted cash – securitization notes payable	489,406	482,724	338,982
Restricted cash – warehouse credit facilities	83,552	209,875	65,335
Property and equipment, net	90,513	101,424	112,366
Deferred income taxes	13,610	—	—
Other assets	219,274	182,915	175,957

Total assets	$9,409,843	$8,824,579	$8,104,850

Warehouse credit facilities	$948,937	$500,000	$705,235
Securitization notes payable	5,720,631	5,598,732	4,556,267
Senior notes	166,585	166,414	358,611
Convertible senior notes	200,000	200,000	200,000
Other notes payable	11,863	21,442	28,212
Funding payable	78,652	37,273	25,857
Accrued taxes and expenses	128,205	159,798	125,249
Derivative financial instruments	6,680	12,348	40,060
Deferred income taxes	—	3,460	107,948

Total liabilities	7,261,553	6,699,467	6,147,439

Shareholders’ equity	2,148,290	2,125,112	1,957,411

Total liabilities and shareholders’ equity	$9,409,843	$8,824,579	$8,104,850

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$64,567	$47,168	$133,374	$80,493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,198	11,956	19,196	54,275
Provision for loan losses	100,197	61,356	198,913	125,599
Deferred income taxes	671	(3,633)	2,139	(3,232)
Accretion of present value discount	(14,544)	(16,805)	(41,670)	(41,511)
Impairment of credit enhancement assets	1,031	18,314	1,122	31,569
Other	(2,271)	(1,043)	(2,393)	907
Distributions from gain on sale Trusts, net of swap payments	98,804	(4,223)	199,086	78,069
Changes in assets and liabilities:
Other assets	(57,076)	77,037	(33,794)	98,605
Accrued taxes and expenses	(35,750)	(30,076)	(30,954)	(32,558)

Net cash provided by operating activities	165,827	160,051	445,019	392,216

Cash flows from investing activities:
Purchase of receivables	(1,223,133)	(897,776)	(2,401,555)	(1,719,041)
Principal collections and recoveries on receivables	739,193	514,769	1,454,891	968,408
Purchases of property and equipment	(1,027)	(683)	(1,662)	(2,137)
Net change in restricted cash and other	453,606	207,087	146,300	638,815

Net cash used by investing activities	(31,361)	(176,603)	(802,026)	(113,955)

Cash flows from financing activities:
Net change in warehouse credit facilities	(72,595)	(668,381)	448,937	(567,203)
Net change in whole loan purchase facility				(905,000)
Net change in securitization notes payable	(16,993)	703,647	113,220	1,271,569
Net change in senior notes and other	(12,703)	(27,591)	(20,995)	(45,435)
Proceeds from issuance of convertible senior notes		172,951		172,951
Repurchase of common stock	(76,314)	—	(144,145)	—
Proceeds from issuance of common stock	5,097	2,331	24,683	2,640

Net cash (used) provided by financing activities	(173,508)	182,957	421,700	(70,478)

Net (decrease) increase in cash and cash equivalents	(39,042)	166,405	64,693	207,783
Effect of Canadian exchange rate changes on cash and cash equivalents	600	375	1,688	61
Cash and cash equivalents at beginning of period	526,273	357,985	421,450	316,921

Cash and cash equivalents at end of period	$487,831	$524,765	$487,831	$524,765

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Loan originations	$1,120,252	$700,041	$2,205,038	$1,445,117
Loans securitized	810,812	1,311,477	1,685,130	2,322,527

Average on-book receivables	$7,394,990	$5,870,265	$7,174,033	$5,678,328
Average gain on sale receivables	3,876,658	7,622,491	4,302,322	8,284,781

Average managed receivables	$11,271,648	$13,492,756	$11,476,355	$13,963,109

	December 31, 2004	June 30, 2004	December 31, 2003
On-book receivables	$7,622,551	$6,782,280	$5,972,437
Gain on sale receivables	3,487,166	5,140,522	7,015,902

Managed receivables	$11,109,717	$11,922,802	$12,988,339

	December 31, 2004	June 30, 2004	December 31, 2003
On-book receivables:
Principal	$7,622,551	$6,782,280	$5,972,437
Allowance for loan losses and nonaccretable acquisition fees	(460,183)	(418,411)	(353,798)

	$7,162,368	$6,363,869	$5,618,639

Allowance as a percentage of on-book receivables	6.0%	6.2%	5.9%

	December 31, 2004	June 30, 2004	December 31, 2003
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 - 60 days	5.0%	4.2%	5.0%
Greater than 60 days	1.9	1.6	1.8

Total	6.9%	5.8%	6.8%

Gain on sale:
(% of ending gain on sale receivables)
31- 60 days	10.2%	9.0%	9.8%
Greater than 60 days	4.0	3.4	3.7

Total	14.2%	12.4%	13.5%

Total portfolio:
(% of ending managed receivables)
31- 60 days	6.6%	6.3%	7.5%
Greater than 60 days	2.6	2.3	2.9

Total	9.2%	8.6%	10.4%

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Net charge-offs:
On-book	$93,954	$83,407	$168,935	$139,827
Gain on sale	103,583	224,894	214,895	446,307

	$197,537	$308,301	$383,830	$586,134

Net charge-offs as a percent of average receivables:
On-book	5.0%	5.6%	4.7%	4.9%

Gain on sale	10.6%	11.7%	9.9%	10.7%

Total portfolio	7.0%	9.1%	6.6%	8.3%

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Operating expenses	$80,001	$88,340	$154,002	$169,324
Operating expenses as a percent of average managed receivables	2.8%	2.6%	2.7%	2.4%
Tax rate	37.00%	37.75%	37.00%	37.75%

The Company implemented EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (EITF 04-8) during the quarter ended December 31, 2004, which resulted in the Company’s convertible senior notes being treated as convertible securities and included in diluted earnings per share calculations using the if-converted method. EITF 04-8 required retroactive application beginning with the three months ended December 31, 2003, which was the first quarter the Company’s convertible senior notes were outstanding.

	Three Months Ended September 30, 2004	Three Months Ended December 31, 2003	Six Months Ended December 31, 2003
Diluted earnings per share:
As previously reported	$0.43	$0.30	$0.51

As revised under EITF 04-8	$0.41	$0.29	$0.50

The Company evaluates the profitability of its lending activities based partly upon the net margin related to its managed auto loan portfolio, including on-book and gain on sale receivables. The Company uses this information to analyze trends in the components of the profitability of its managed auto portfolio. Analysis of net margin on a managed basis allows the Company to determine which origination channels and loan products are most profitable, guides the Company in making pricing decisions for loan products and indicates if sufficient spread exists between the Company’s revenues and cost of funds to cover operating expenses and achieve corporate profitability objectives. Additionally, net margin on a managed basis facilitates comparisons of results between the Company and other finance companies (i) that do not securitize their receivables or (ii) due to the structure of their securitization transactions, are not required to account for the securitization of their receivables as a sale. The Company routinely securitizes its receivables and prior to October 1, 2002, recorded a gain on the sale of such receivables. The net margin on a managed basis presented below assumes that all securitized receivables have not been sold and are still on the Company’s consolidated balance sheet. Accordingly, no servicing income would have been recognized. Instead, finance charges would be recognized over the life of the securitized receivables as earned, and interest and other costs related to the asset-backed securities would be recognized as incurred.

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Finance charge income	$472,799	$561,642	$959,817	$1,154,106
Other income	20,485	17,175	38,778	33,967
Interest expense	(108,453)	(149,497)	(222,960)	(348,331)

Net margin	$384,831	$429,320	$775,635	$839,742

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Finance charge income	16.6%	16.5%	16.6%	16.4%
Other income	0.7	0.5	0.7	0.5
Interest expense	(3.8)	(4.4)	(3.9)	(5.0)

Net margin as a percent of average managed receivables	13.5%	12.6%	13.4%	11.9%

The following is a reconciliation of finance charge income as reflected on the Company’s consolidated income statements to the Company’s managed basis finance charge income:

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Finance charge income per consolidated income statements	$291,675	$225,014	$561,603	$436,786
Adjustments to reflect finance charge income earned on receivables in gain on sale Trusts	181,124	336,628	398,214	717,320

Managed basis finance charge income	$472,799	$561,642	$959,817	$1,154,106

The following is a reconciliation of other income as reflected on the Company’s consolidated income statements to the Company’s managed basis other income:

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Other income per consolidated income statements	$12,720	$8,511	$23,391	$15,992
Adjustments to reflect investment income earned on cash in gain on sale Trusts	3,019	1,947	5,150	3,904
Adjustments to reflect other income earned on receivables in gain on sale Trusts	4,746	6,717	10,237	14,071

Managed basis other income	$20,485	$17,175	$38,778	$33,967

The following is a reconciliation of interest expense as reflected on the Company’s consolidated income statements to the Company’s managed basis interest expense:

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Interest expense per consolidated income statements	$61,976	$56,287	$119,492	$145,031
Adjustments to reflect interest expense incurred by gain on sale Trusts	46,477	93,210	103,468	203,300

Managed basis interest expense	$108,453	$149,497	$222,960	$348,331

Contact:

Investor Relations		Media Relations
Kim Pulliam	Jason Landkamer	John Hoffmann
(817) 302-7009	(817) 302-7811	(817) 302-7627